EX-99.h.1.ii

AMENDMENT NO. 1 TO
SCHEDULE A

DELAWARE VIP TRUST

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

AMENDED AS OF JUNE 24, 2011

Delaware VIP Diversified Income Series	Effective as of May 20, 2003
Delaware VIP Emerging Markets Series	Effective as of April 19, 2001
Delaware VIP High Yield Series	Effective as of April 19, 2001
Delaware VIP International Value Equity Series	Effective as of April 19, 2001
Delaware VIP Limited-Term Diversified Income Series	Effective as of April 19, 2001
Delaware VIP REIT Series	Effective as of April 19, 2001
Delaware VIP Small Cap Value Series	Effective as of April 19, 2001
Delaware VIP Smid Cap Growth Series	Effective as of April 19, 2001
(formerly, Delaware VIP Growth Opportunities Series)
Delaware VIP U.S. Growth Series	Effective as of April 19, 2001
Delaware VIP Value Series	Effective as of April 19, 2001

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.		DELAWARE VIP TRUST
for its series set forth in this Schedule A

By:	/s/ STEPHEN J. BUSCH	By:	/s/ PATRICK P. COYNE
Name:	Stephen J. Busch	Name:	Patrick P. Coyne
Title:	Senior Vice President	Title:	President and Chief Executive
Officer